SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                 -------------------------------

                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  August 1, 1995

                WESTINGHOUSE ELECTRIC CORPORATION
                ---------------------------------
                  (Exact name of registrant as
                    specified in its charter)



      Pennsylvania                  1-977              25-0877540
- --------------------------     ----------------      ----------------
(State or other juris-         (Commission File     (IRS Employer
 diction of incorporation)       Number)             Identification
                                                     Number)



Westinghouse Bldg.; 11 Stanwix St., Pittsburgh, PA   15222-1384
- --------------------------------------------------   -----------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (412) 244-2000
- ---------------------------------------------------  --------------

























                          Page 1 of 7 Pages
                         Exhibit Index on Page 3


Item 5.  Other Events

     On August 1, 1995, the registrant issued a press release concerning an agreement for the registrant to acquire CBS, Inc., a copy of which is attached hereto as Exhibit 99 and is incorporated herein in its entirety.


Item 7.  Financial Statements, Pro Forma Financial Information and
         ---------------------------------------------------------
Exhibits
- --------

     (c)     Exhibits

     A press release announcing an agreement for the registrant to acquire CBS, Inc. is filed as Exhibit 99 to this Report.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WESTINGHOUSE ELECTRIC CORPORATION
                                        (Registrant)




                              BY:  /s/ Fredric G. Reynolds
                                 -----------------------------------
                                 Fredric G. Reynolds
                                 Executive Vice President and
                                 Chief Financial Officer



Date:  August 2, 1995




















Page 2 of 7 Pages


                         EXHIBIT INDEX

                                                        Sequential
Exhibit No.             Description                     Page No.
- -----------             ------------                    -----------

   99                   Press release announcing            4
                        agreement for registrant
                        to acquire CBS, Inc.





















































Page 3 of 7 Pages


Westinghouse Electric Corporation


Westinghouse Public Relations


FOR IMMEDIATE RELEASE

For Additional Information, contact:

For Westinghouse:
Gene Donati, Clark & Weinstock 212-872-7250 on 8/1 (212-953-2550
   thereafter)
Roy Morrow, Westinghouse 212-872-7250 on 8/1 (412-642-3005
   thereafter)
For Broadcast and Trade Press:
- ------------------------------
   Gil Schwartz, Westinghouse Broadcasting (212) 885-2720

For CBS:
Michael Claes, Burson-Marsteller (212) 614-5236
Tom Goodman, CBS, Inc. (212) 975-8088




                   WESTINGHOUSE TO ACQUIRE CBS, INC.
   Creating Largest Group of Television, Radio Stations in U.S.


Pittsburgh, PA and New York, NY, August 1995 -- Westinghouse Electric Corporation (NYSE:WX) and CBS Inc. (NYSE:CBS) announced today that Westinghouse has agreed to acquire CBS. By adding CBS to Westinghouse's existing media operations, the acquisition will create a broadcasting organization of unparalleled geographic scope, owning television and radio station groups each reaching approximately one-third of U.S. households.

Under the terms of the agreement, which has been approved by the Board of Directors of each company, Westinghouse will acquire all of the outstanding shares of CBS for $81 per share in cash plus certain additional limited consideration depending on the timing of the closing. The value of the transaction is expected to total approximately $5.4 billion. The agreement is subject to various regulatory approvals, the approval of CBS shareholders and completion of financing. Chemical Bank and J.P. Morgan have each committed to lend $1 billion and have agreed to arrange the remainder of the financing. Westinghouse expects to receive the necessary FCC approvals or waivers and complete the transaction by the end of 1995 or early 1996.

Michael H. Jordan, chairman and chief executive officer of Westinghouse, said "With the addition of CBS, Westinghouse is creating a premier broadcasting powerhouse and taking a leadership position in programming. Our television and radio stations will reach more homes than any other broadcaster and provide a unique and powerful platform for our advertisers. We expect to build upon our new, combined strengths and considerable talent to restore CBS television to its historic position as the #1 television network."



Page 4 of 7 Pages


Jordan noted that this year Westinghouse is celebrating its 75th anniversary as a broadcaster, and cited the company's history of innovation, dedication to news and commitment to the communities it serves. "Since 1920, when Westinghouse transmitted the first commercial radio broadcast in America, our company has been a pioneer in broadcasting, engineering and electronics. We have been, and will continue to be, a leader in serving the public interest," he added. "Our announcement today is, in many ways, a return to our roots, confirming that the future of Westinghouse will be built around our broadcasting and media business. It is the fastest growing, highest margin segment of our company, and offers our shareholders tremendous future value."

Laurence A. Tisch, chairman and chief executive officer of CBS, said, "This agreement joins two great companies with tremendous depth and a rich history in broadcasting. This transaction also delivers terrific value for CBS shareholders.

"CBS today is the result of the hard work and indomitable spirit of an outstanding team of dedicated employees. It is their efforts that have created a 70-year legacy of leadership in this industry, and I am confident that their talent will bring the new Westinghouse/CBS forward as a leading media company of the 21st century."

Westinghouse's acquisition of CBS will produce the preeminent broadcasting company in the industry, including:

* The nation's largest television station group, with fifteen stations covering nearly one-third of the nation, in seven of the country's top ten markets;

* The nation's largest radio station group, with thirty-nine stations covering approximately 35 percent of the nation. All of the top ten U.S. markets will be represented, with four stations or more in each of the top five radio markets. Fourteen of these will be news stations, an area where Group W and CBS have long been market leaders;

* The CBS Television Network, one of the country's leading distribution systems, broadcasting some of the most critically acclaimed programs on television, including 60 MINUTES, MURPHY BROWN, PICKET FENCES, CHICAGO HOPE, LATE SHOW WITH DAVID LETTERMAN and other programs;

* A television affiliate body of more than 200 stations and radio affiliate body of more than 585 stations, which, together with the stations owned by Westinghouse/CBS, reach nearly 100 percent of all U.S. households;

* The largest sales organization in the broadcasting industry, covering network and spot television sales, radio sales, cable and sports programming sales;

* CBS Entertainment, which in September will launch its most ambitious primetime schedule in CBS history with 11 new programs, including the much anticipated CENTRAL PARK WEST;





Page 5 of 7 Pages


* David Letterman, who made CBS the undisputed leader in late night television for the first time, and will begin his third season on the CBS Television Network;

* CBS News, which spans the eras of Edward R. Murrow, Walter Cronkite and Dan Rather, enters the new television season with the return of the most watched program in network history, 60 MINUTES, as well as the CBS EVENING NEWS WITH DAN RATHER, CBS THIS MORNING, 48 HOURS, SUNDAY MORNING, and FACE THE NATION;

* CBS Sports, having completed critically acclaimed coverage of the 1992 and 1994 Winter Olympics, and which is already preparing for the 1998 Winter Olympics in Nagano, Japan. CBS Sports also has attracted many key sports franchises with long-term agreements; and

* The industry leading CBS Entertainment Productions - the most prolific in-house producer of television programs - has produced or co-produced such popular programs as DR. QUINN, MEDICINE WOMAN, RESCUE 911, DAVE'S WORLD and WALKER, TEXAS RANGER.

While the new Westinghouse/CBS radio group would comply with existing national ownership caps, the new combined television station group - which would reach approximately 33 percent of the nation - would exceed existing Federal regulatory limits. These regulations now prohibit ownership of television properties covering more than 25 percent of the viewing public. Legislation now pending in Congress would raise that national ownership cap to at least 35 percent.

In addition to the $81 per share consideration, CBS shareholders will receive a special payment which will be calculated at the rate of 6 percent per annum of the cash consideration, commencing from August 31, 1995 until the closing, less any dividends which otherwise would be payable.

Westinghouse currently operates five major market television stations, including stations in Philadelphia (KYW), Boston (WBZ), San Francisco (KPIX), Pittsburgh (KDKA) and Baltimore (WJZ).

In July 1994, CBS and Westinghouse agreed to a comprehensive, strategic partnership involving, among other things, the formation of a joint venture to own major market television stations. Upon FCC approval and consummation of several pending station transactions, the joint venture will own stations in Philadelphia (KYW), Miami (WFOR now WCIX), Denver (KCNC), and Salt Lake City (KUTV). At that time, WCAU in Philadelphia and WCIX will no longer be owned by CBS, with the latter station being contributed to the joint venture, which shall be operated by Westinghouse. Upon FCC approval of the Westinghouse acquisition of CBS, all of the stations in the joint venture will be wholly owned by Westinghouse.







Page 6 of 7 Pages


Westinghouse radio properties comprise 18 radio stations in nine major U.S. markets, including New York (WNEW-FM and WINS-AM), Los Angeles (KTWV-FM and KFWB-AM), Chicago (WMAQ-AM, WSCR-AM, and WXRT-FM), San Francisco (KPIX-FM and KPIX-AM), Philadelphia (WMMR-FM and KYW-AM), Detroit (WLLZ-FM), Houston (KIKK-FM, KIKK-AM, KILT-FM and KILT-AM), Boston (WBZ-AM) and Pittsburgh (KDKA-AM).

Westinghouse's Group W Satellite Communications is a leader in marketing, sales and program distribution for cable networks. Group W Productions is responsible for program production, distribution and advertising sales for broadcast syndication. In conjunction with CBS, it will this fall launch DAY & DATE, one of the most ambitious new shows for daytime syndication in the last decade.

In addition to its interests in broadcasting, the Westinghouse business portfolio includes Power Generation, Electronic Systems, Energy Systems, Thermo King (mobile temperature control systems), Government & Environmental Services, and The Knoll Group (ergonomically designed workstations and office furnishings).

CBS currently owns television stations in New York (WCBS-TV), Los
Angeles (KCBS-TV), Chicago (WBBM-TV), Minneapolis/St. Paul
(WCCO-TV), Green Bay (WFRV-TV), Philadelphia (WCAU-TV) and Miami
(WCIX-TV). CBS has pending transactions to acquire television stations in Detroit (WGPR) and Providence (WPRI-TV).

CBS also owns eight AM radio stations in New York (WCBS), Los Angeles (KNX), Chicago (WBBM), San Francisco (KCBS), Philadelphia
(WGMP), Detroit (WWJ), St. Louis (KMOX), and Minneapolis (WCCO). CBS' 13 owned FM radio stations are located in New York (WCBS), Los Angeles (KCBS), Chicago (WBBM), San Francisco (KRQR), Philadelphia (WOGL), Detroit (WYST), Boston (WODS), Dallas (KTXQ and KRRW), Washington, D.C. (WARW), Houston (KKRW), St. Louis
(KLOU) and Minneapolis (WLTE).


























Page 7 of 7 Pages